
   As filed with the Securities and Exchange Commission on September 24, 1999
                                                 Registration No. 333- _________

                       SECURITIES AND EXCHANGE COMMISSION

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            MRV COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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
         Delaware                              3577/3674                                      06-1340090
(State or Other Jurisdiction of       (Primary Standard Industrial        (I.R.S. Employer Incorporation or
         Organization)                 Classification Code Number)               Identification No.)

                          8943 Fullbright Avenue
                          Chatsworth, California 91311
                          (818) 773-9044
                          (818) 773-0906 (Fax)

                    (Address of Principal Executive Offices)

                        GERMAN EMPLOYEES WARRANT PROGRAM
                            (Full Title of the Plan)

                          NOAM LOTAN
                          President and Chief Executive Officer
                          8943 Fullbright Avenue
                          Chatsworth, California 91311
                          (818) 773-9044
                          (818) 773-0906 (Fax)

       (Name, Address, and Telephone Number, Including Area Code, of Agent
                                  for Service)

                                   Copies to:
                          Mark A. Klein, Esq.
                          Freshman, Marantz, Orlanski,
                          Cooper & Klein
                          9100 Wilshire Boulevard, 8-East
                          Beverly Hills, California 90212
                          (310) 273-1870
                          Telecopy: (310) 274-8357

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]


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
                                               CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
                                                                           Proposed          Proposed
                                                                            Maximum          Maximum
                                                                           Offering          Aggregate          Amount of
                                                        Amount to be       Price per          Offering         Registration
Title of Securities to be Registered                     Registered         Share(1)          Price(1)              Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0034 par value per share                 100,000           $   5.25        $  525,000           $      146
----------------------------------------------------------------------------------------------------------------------------
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(1)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


           The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

           (a) The Registrant's Form 10-K for the year ended December 31, 1998 (the "Form 10-K").

           (b) All reports filed by Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements included in the above-mentioned Form 10-K.

           (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on June 8, 1992, as amended by its Form 8-A/A filed with the Commission on February 24, 1994, including any amendment or report filed for the purpose of updating such description.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article 8 of the Registrant's Certificate of Incorporation and Article IX of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.




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



ITEM 8.    EXHIBITS.

           Exhibit
           Numbers
           -------

           4.1       Form of Warrant for German Employee Warrant Program.

           5         Opinion of Freshman, Marantz, Orlanski, Cooper & Klein.

           24.1 Consent of Freshman, Marantz, Orlanski, Cooper & Klein (included in Exhibit 5).

           24.2      Consent of Independent Public Accountants

ITEM 9.    UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on this 24th day of September, 1999.

                                          MRV COMMUNICATIONS, INC.


                                          By: /s/ Noam Lotan
                                              ------------------------------
                                              Noam Lotan, President and
                                              Chief Executive Officer



                                POWER OF ATTORNEY

           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Noam Lotan, Shlomo Margalit and Edmund Glazer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                          TITLE                                    DATE
             ---------                                          -----                                    ----
          /s/ Noam Lotan                   President and Chief Executive Officer and a Director
---------------------------------          (Principal Executive Officer)                             September 24, 1999
            Noam Lotan

        /s/Shlomo Margalit                 Chairman of the Board, Chief Technical Officer,
---------------------------------          Secretary, and a Director                                 September 24, 1999
          Shlomo Margalit

         /s/Edmund Glazer                  Vice President of Finance and Administration, Chief
---------------------------------          Financial Officer(Principal Financial and Accounting      September 24, 1999
           Edmund Glazer                   Officer

        /s/ Igal Shidlovsky
---------------------------------          Director                                                  September 24, 1999
          Igal Shidlovsky

        /s/ Guenter Jaensch                Director                                                  September 24, 1999
---------------------------------
          Guenter Jaensch


---------------------------------          Director                                                  September __, 1999
           Daniel Tsumi


---------------------------------          Director                                                  September __, 1999
         Baruch Fischer
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                                      II-4